                                                                      Exhibit 2





THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase                                Issue Date: January 17, 2002
1,100,000 Shares

                         WEBB INTERACTIVE SERVICES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

         THIS CERTIFIES that JONA, INC. or any subsequent holder hereof (the "Holder"), has the right to purchase from WEBB INTERACTIVE SERVICES, INC., a Colorado corporation (the "Company"), up to 1,100,000 (the "Initial Shares") fully paid and non-assessable shares of the Company's common stock, no par value (the "Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the "Issue Date") and ending at 5:00 p.m., mountain time, on the date that is the fifth (5th) anniversary of the Issue Date (the "Expiration Date"). This Warrant is issued, and all rights hereunder shall be, subject to all of the conditions, limitations and provisions set forth herein and in the related Securities Purchase Agreement by and between the Company and the Holder (the "Securities Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement, including the exhibits thereto.

         1. Exercise.

                  (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The "Exercise Price" payable by the Holder in connection with the exercise of this Warrant shall initially be $1.00 per share, subject to adjustment for the events specified in Section 6 below.

                  (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., mountain time, on the

Business Day (as defined below) on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company a copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice") stating the number of Warrant Shares as to which such exercise applies and the calculation therefor. As used herein, "Business Day" shall mean any day on which the New York Stock Exchange (the "NYSE") and commercial banks in the city of New York are open for business. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and (unless a cashless exercise is intended) the Exercise Price. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including without limitation the calculation of any adjustment to the Exercise Price pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to the Company's independent accountant within two (2) Business Days following the Exercise Date. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

                  (c) Early Expiration. In the event that following the Effective Date of the Registration statement (as defined in the Registration Rights Agreement), the Closing Bid Price (as defined herein) of the Common Stock during any period of five (5) consecutive Trading Days (as defined in the Securities Purchase Agreement) is equal to or greater than $2.00 (subject to adjustment as provided herein) (the "First Expiration Trigger Event") or is equal to or greater than $3.00 (subject to adjustment as provided herein) (the "Second Expiration Trigger Event"), the Company may deliver to the Holder at any time that the Closing Bid Price equals or exceeds $2.00 in the case of the First Expiration Trigger Event or $3.00 in the case of the Second Expiration Trigger Event, written notice (the "Early Expiration Notice") that the Warrant shall expire for up to an aggregate of one-third (1/3 rd) of the Initial Shares for each of the First Expiration Trigger Event and Second Expiration Trigger Event. In the event that the Company delivers to the Holder an Early Expiration Notice in accordance with the foregoing, this Warrant shall expire with respect to the number of shares indicated in the Early Expiration Notice on the date (the "Early Expiration Date") which is thirty (30) Business Days following the Business Day on which such Early Expiration Notice is delivered to the Holder. The Company may give more than one Early Expiration Notice with respect to each of the First Expiration Trigger Event and Second Expiration Trigger Event so long as the aggregate number of shares subject to all such notices for each of the First and Second Expiration Trigger Events does not exceed one-third (1/3 rd) of the Initial Shares. The "Closing Bid Price" shall mean, with respect to the Common Stock, the Closing Bid Price for the Common Stock occurring on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets ("Bloomberg") or, if Bloomberg is not then reporting such prices, by a comparable reporting service of national reputation selected by the Company or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                  (d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

         2. Delivery of Warrant Shares Upon Exercise.

         Upon receipt of an Exercise Notice pursuant to paragraph 1 above, the Company shall, (A) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, (B) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, and (C) with respect to Warrant Shares which are disputed as described in paragraph 1(b) above, and required to be delivered by the Company pursuant to the accountant's calculations described therein, the close of business on the third (3rd) Business Day following the determination made pursuant to paragraph 1(b) (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Company's designated transfer agent for the Common Stock (the "Transfer Agent") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Warrant Shares delivered to the Holder shall not contain any restrictive legend as long as the resale of such Warrant Shares is covered by an effective Registration Statement (as defined in the Registration Rights Agreement) and such Holder represents in writing to the Company that such Warrant Shares (i) have been or are being sold pursuant to such registration statement or pursuant to Rule 144 under the

Securities Act of 1933, as amended, or (ii) may be made pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any successor rule or provision.

         3. Failure to Deliver Warrant Shares.

         (a) Exercise Default. In the event that, as a result of any action or failure to act on the part of the Company (including without limitation a failure by the Company to have a sufficient number of shares of Common Stock authorized and reserved for issuance pursuant to exercise of the Warrants), the Company does not deliver to a Holder certificates representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor and such failure continues for ten (10) Business Days (an "Exercise Default"), the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price for the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of twenty four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Amounts payable under this subparagraph 3(a) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amount has accrued.

         (b) Buy-in. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares in connection with an exercise on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise), and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

         (c) Reduction of Exercise Price. In the event that, as a result of any action or failure to act on the part of the Company (including without limitation a failure by the Company to have a sufficient number of shares of Common Stock authorized and reserved for issuance pursuant to exercise of the Warrants), a Holder has not received certificates representing the Warrant Shares by the tenth (10th) Business Day following an Exercise Default, the Holder may, upon written notice to the Company, regain on such Business Day the rights of a Holder of this Warrant, or part thereof, with respect to the Warrant Shares that are the subject of such Exercise Default, and the Exercise Price for such Warrant Shares shall be reduced by one percent (1%) for each day beyond such 10th Business Day in which the Exercise Default continues. In such event, the Holder shall retain all of the Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in subparagraph 3(a) above).

         (d) Holder of Record. Each Holder shall, for all purposes, be deemed to have become the holder of record of Warrant Shares on the Exercise Date of this Warrant, irrespective of the date of delivery of such Warrant Shares. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

         4. Exercise Limitations.

         Notwithstanding anything to the contrary contained herein, prior to the Nasdaq Notice (as defined in the Securities Purchase Agreement), this Warrant shall not be exercisable by the Holder to the extent (but only to the extent) that, if exercised by the Holder, the Holder, including all affiliates of the Holder, would be entitled to vote more than twenty percent (20%) of the Company's securities entitled to vote on matters to be voted on by the Company's stockholders. In this event, the Holder shall, in connection with any such exercise, grant to the Company's Board of Directors an irrevocable proxy to vote all shares of the Holder's Common Stock on any matter brought to the vote of the Company's stockholders in accordance with the decision of a majority of such directors, so long as, but only so long as and only to the extent that such shares, with all other shares of the Company's securities owned (not including for this purpose any warrants, options or convertible securities, so long as such securities do not have the right to vote on matters brought to a vote of the Company's stockholders) by the Holder, including all affiliates of the Holder, represent more than twenty percent (20%) of the Company's securities entitled to vote on matters to be voted on by the Company's stockholders. For clarification, it is expressly a term of this security that the limitations contained in this Section 4 shall apply to each successive Holder. The restriction contained in this Section 4 may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock approve such alteration, amendment, deletion or change. If at the time of the first meeting of the Company's stockholders following the First Closing (as defined in the Securities Purchase Agreement) the total number of shares of Common Stock beneficially owned by the Holder of this Warrant exceeds twenty percent (20%), the Company shall use it bests efforts to cause its stockholders to approve the removal of this restriction on the Holder's right to vote its shares of the Common Stock. If the Company is not able to obtain such approval by August 31, 2002, the Company shall pay the Holder $50,000 in consideration for its failure to obtain such approval.

         5. Payment of the Exercise Price.

         The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

                  (a) Cash Exercise: by delivery of immediately available funds.

                  (b) Cashless Exercise: by surrender of this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                     Y     x      (A  --  B)
                  X        =        --------------------------
                                            A

where:            X = the number of Warrant Shares to be issued to the Holder.

                  Y = the number of Warrant Shares with respect to which this
                      Warrant is being exercised.

                  A = the average of the Closing Bid Prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                  B = the Exercise Price;

provided, however, that the Holder may exercise this Warrant pursuant to a Cashless Exercise only if, on the Exercise Date, the resale of Warrant Shares is not covered by an effective Registration Statement (as defined in the Registration Rights Agreement) that is available to the Holder on such date.

         For purposes of Rule 144 under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issue Date.

         6. Anti-Dilution Adjustments; Distributions; Other Events.

         The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price or number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such Exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

                  (a) Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. Except as otherwise provided in Section 6(c) hereof, if and whenever after the Issue Date, the Company issues or sells, or in accordance with Section 6(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration (other than a stock split or stock dividend) or for a consideration per share less than the Exercise Price (as then in effect)(other than issuances of Common Stock (i) pursuant to an employee stock purchase plan or upon the exercise of options issued under a stock option plan duly adopted by the Company, (ii) in connection with a merger, acquisition or strategic investment which, in any such case, is not effected for the primary purpose of raising equity capital, (iii) pursuant to securities outstanding on the Issue Date and issued pursuant to the terms of the Securities Purchase Agreement or (iv) in connection with a firm-commitment underwritten secondary offering) (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

                                 E' = (E)(O+P/E)
                                      ----------
                                        (CSDO)
where:

         E'         =      the adjusted Exercise Price;

         E          =      the then current Exercise Price;

         O          =      the number of shares of Common Stock outstanding
                           immediately prior to the Dilutive Issuance;

         P          =      the aggregate consideration, calculated as set forth
                           in Section 6(b) hereof, received by the Company upon such Dilutive Issuance; and

         CSDO       =      the total number of shares of Common Stock Deemed
                           Outstanding (as herein defined) immediately after the Dilutive Issuance.

                  (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 6(a) hereof, the following will apply:

                      (i) Issuance of Rights or Options. If, after the date hereof, the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities")(such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is purchasable or issuable upon the exercise of such Options is less than the Exercise Price (as then in effect) on the date of issuance of such Option or direct stock grant ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                      (ii)     Issuance of Convertible Securities.

                                (A) If the Company in any manner issues or sells
any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 6(b)(ii)(B) if applicable) is less than the Exercise Price (as then in effect) on the date of issuance of such Convertible Security, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                                (B) If the Company in any manner issues or sells
any Convertible Securities with a fluctuating or re-setting conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 6(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable assuming that (1) all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied, and (2) the conversion or exercise price on the date of exercise, conversion or exchange of such Convertible Security was 80% of the Closing Bid Price on the date of issuance of such Convertible Security (the "Assumed Variable Market Price").

                       (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at such time shall be adjusted to the Exercise Price which would have been in effect had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                       (iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                       (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

                       (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise or conversion of any warrants, options or convertible securities issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee, consultant or director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; or (iii) upon the issuance of any additional Common Stock pursuant to
Section 4.12 of the Securities Purchase Agreement or the exercise of the Warrants.

         (c) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased. In the event of any adjustment to the Exercise Price arising from an event specified in this paragraph (c), the number of shares of Common Stock into which this Warrant is exercisable will be proportionately increased or reduced, as the case may be.

         (d) Distributions. If the Company or any of its subsidiaries shall at any time distribute to holders of Common Stock (or to a holder, other than the Company, of the common stock of any such subsidiary) cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year) including any dividend or distribution in shares of capital stock of a subsidiary of the Company (collectively, a "Distribution") then, in any such case, the Holder of this Warrant shall be entitled to receive at the time of the exercise of the Warrant, an amount and type of such Distribution as though such Holder were a holder on the record date therefor of a number of shares of Common Stock into which this Warrant is exercisable as of such record date (such number of shares to be determined at the Exercise Price then in effect and without regard to any limitation on exercise of this Warrant that may exist pursuant to the terms hereof or otherwise).

         (e) Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6.

         (f) Special Adjustment and Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company. If the Company takes any actions (including under or by virtue of this Section 6) which would have a dilutive effect on the Holder or which would materially and adversely affect the Holder with respect to its investment in the Warrant, and if the provisions of this
Section 6, are not strictly applicable to such actions or, if applicable to such actions, would not operate to equitably protect the Holder against such actions, then the Company shall promptly upon notice from Holder appoint its independent certified public accountants to determine as promptly as practicable an appropriate adjustment to the terms hereof, including without limitation adjustments to the Exercise Price, or another appropriate action to so equitably protect such Holder and prevent any such dilution and any such material adverse effect, as the case may be. Following such determination, the Company shall forthwith make the adjustments or take the other actions described therein.

         (g) Other Notices.  In case at any time:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company)



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

when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

         7. Fractional Interests.

         No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be rounded up or down to the nearest whole number of shares of Common Stock.

         8. Transfer of this Warrant.

         The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws. Upon such transfer or other disposition, the Holder shall deliver a written notice to Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred or this Warrant is transferred in parts, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares. Notwithstanding the foregoing, no Holder may knowingly and voluntarily sell this Warrant (or any portion thereof) to an entity that is a competitor of the Company.

         9. Benefits of this Warrant.

         Nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant.

         10. Loss, theft, destruction or mutilation of Warrant.

         Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         11. Notice or Demands.

         Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Warrant shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., mountain time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

         WEBB Interactive Services, Inc.
         1899 Wynkoop, Suite 600
         Denver, Colorado 80202
         Telecopy:  (303)295-3584
         Attention:  William R. Cullen

with a copy to:

         Gray, Plant, Mooty, Mooty & Bennett, P.A.
         3400 City Center
         33 South Sixth Street
         Minneapolis, MN 55402-3796
         Telecopy:  (612) 333-0066
         Attention: Lindley S. Branson, Esq.


and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.



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

         12. Applicable Law.

         This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflict of law provisions thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 17th day of January, 2002.

                                 WEBB INTERACTIVE SERVICES, INC.


                                 By:      /s/ Lindley S. Branson
                                     -----------------------------------------
                                     Name: Lindley S. Branson
                                     Title:  Vice President and General Counsel


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